UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 ______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2017 (October 17, 2017)

 ______________________

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

 ______________________

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5893

 ______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 17, 2017, Gladstone Land Advisers, Inc. (“GLA”), a wholly owned subsidiary of Gladstone Land Corporation (the “Company”), a Maryland corporation, entered into an Assignment and Assumption of Agricultural Lease in connection with a 168-acre farm located in Southern California (the “Lease”). The Lease expires on July 31, 2018, and contains customary representations, warranties and agreements by GLA and the landlord. In addition, on October 17, 2017, GLA issued a $1.7 million unsecured promissory note to the Company in connection with the initial operations of the farm. The promissory note will bear interest at a rate equal to the prime rate plus a spread of 5.0% per year and is scheduled to mature on July 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

October 17, 2017	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer